                            TBS INTERNATIONAL LIMITED

                               (a Bermuda company)

                          ______ Class A Common Shares

                         FORM OF UNDERWRITING AGREEMENT

Dated: June __ , 2005

                                                                    Draft of S&K

                            TBS INTERNATIONAL LIMITED

                               (a Bermuda company)

                          ______ Class A Common Shares

                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                                  June __ , 2005
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Jefferies & Company, Inc.
as Representatives of the several Underwriters
C/O MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     TBS International Limited, a Bermuda company (the "Company"), and the persons listed in Schedule B-1 hereto (the "Corporate Selling Shareholders"),
Schedule B-2 hereto (the "Officer Selling Shareholders") and Schedule B-3 hereto
(the "Other Selling Shareholders" and, together with the Corporate Selling
Shareholders and the Officer Selling Shareholders, the "Selling Shareholders"),
confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch,
Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Jefferies & Company, Inc.
("Jefferies") and each of the other Underwriters named in Schedule A hereto
(collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill
Lynch and Jefferies are acting as representatives (in such capacity, the
"Representatives"), with respect to (i) the sale by the Company and the Selling
Shareholders, acting severally and not jointly, and the purchase by the
Underwriters, acting severally and not jointly, of the respective numbers of class A common shares, par value $0.01 per share, of the Company ("Common
Shares") set forth in Schedules A and B hereto, comprising ______ Common Shares in the aggregate, and (ii) the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ______ additional Common
Shares to cover overallotments, if any. The aforesaid ______ Common Shares (the
"Initial Securities") to be purchased by the Underwriters and all or any part of the ______ Common Shares subject to the option described in Section 2(b) hereof
(the "Option Securities") are hereinafter called, collectively, the
"Securities".

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the
Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (No. 333-123157), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act").
Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A
("Rule 430A") of the rules and regulations of the Commission under the 1933 Act
(the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A
Information." Each prospectus that is circulated by the Underwriters to potential investors before such registration statement became effective, and any such prospectus that omitted the Rule 430A Information, that was so used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration
Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933
Act Regulations is herein referred to as the "Rule 462(b) Registration
Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this
Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any)
referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the
     Registration Statement, any Rule 462(b) Registration Statement and any
     post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration
     Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b)
     Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration
     Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act
     Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any supplements thereto, at the time the Prospectus or any such supplement was issued and at the Closing Time (and, if any Option
     Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration

     Statement or Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the
     Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

          Each preliminary prospectus complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially similar to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Independent Accountants. To the knowledge of the Company after due inquiry, the accountants who certified the financial statements and the related notes and supporting schedules and reviewed the pro forma financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration
     Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the
     Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby,
     (A) there has been no material or prospective adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

          (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the
     Prospectus and to enter into and perform its obligations under this
     Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in or contemplated by the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the
     Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge or lien that reasonably would be expected to result in a Material Adverse Effect; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary that reasonably would be expected to result in a Material Adverse Effect. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

          (vii) Compliance with Sections 402, 302 and 906 of the Sarbanes-Oxley
     Act. The Company has taken all actions that it believes are reasonably necessary to ensure that, upon and for the foreseeable future after the effectiveness of the Registration Statement, the Company and the
     Subsidiaries and the executive officers and directors of the Company and the Subsidiaries, in their capacities as such, will be in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act to which the Company will be subject at such time.

          (viii) Internal Accounting Control. The Company and the Subsidiaries
     maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not an "accelerated filer" as defined in Rule
     12b-2 of the Securities Exchange Act of 1934 (the "1934 Act").

          (ix) Foreign Corrupt Practices Act of 1977. Neither the Company nor
     any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt
     Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for payments or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (x) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption
     "Capitalization" (except as otherwise disclosed in the Registrations
     Statement and the preliminary prospectus and for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the
     Prospectus). The issued and outstanding common shares of the Company, including the Securities to be purchased by the Underwriters from the
     Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding common shares of the
     Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company that reasonably would be expected to result in a Material Adverse Effect.

          (xi) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement and the
     Prospectus under the caption "The International Dry Cargo Industry" are based on or derived from sources that the Company believes to be reliable and accurate, and to the extent necessary the Company has obtained the written consent to the use of such data from such sources.

          (xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xiii) Authorization and Description of Securities. The Securities to
     be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to the description thereof contained in the Registration Statement and the Prospectus under the caption "Description of Share Capital" and such description conforms to the rights set forth in the memorandum of association and bye-laws; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the
     Company.

          (xiv) Absence of Defaults and Conflicts. Except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the
     Company nor any of its Subsidiaries is in violation of its memorandum of association, charter, bye-laws or similar constitutional documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively,
     "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

     Company or any Subsidiary pursuant to, the Agreements and Instruments
     (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, charter or bye-laws or similar constitutional documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to result in a Material Adverse Effect).
     As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness
     (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary or vessel-owning subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to result in a Material Adverse Effect.

          (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any
     Subsidiary, which is required to be disclosed in the Registration Statement
     (other than as disclosed therein) or which reasonably would be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement.

          (xvii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions with respect thereto have been requested, except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed against the Company and its subsidiaries, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or that would not reasonably be expected to result in a Material
     Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law or have requested extensions with respect thereto, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or that would not reasonably be expected to result in a
     Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that reasonably would not be expected to result in a Material Adverse Effect.

          (xviii) Dividends and Distributions. The Company has not declared or paid any dividend or made any other distribution to its shareholders since
     March 31, 2005, other than as set forth in or contemplated by the
     Registration Statement and the Prospectus.

          (xix) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Underwriters in

     the United States, Bermuda, the Republic of the Marshall Islands,
     Gibraltar, or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this
     Agreement by the Company or the sale and delivery by the Company of the
     Offered Shares to the Underwriters.

          (xx) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be
     filed as exhibits thereto which have not been so described and filed as required.

          (xxi) Possession of Intellectual Property. The Company and its
     subsidiaries own or possess the trademarks, service marks and trade names
     (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, reasonably would be expected to result in a
     Material Adverse Effect.

          (xxii) Absence of Further Requirements. The Company is not required to make any filing with, or to obtain any authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under Bermuda law, the 1933 Act, the Securities
     Exchange Act of 1934, the 1933 Act Regulations, the rules and regulations of the Commission under the Securities Exchange Act of 1934 or state securities laws.

          (xxiii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xxiv) Possession of Licenses and Permits. The Company and its
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Company and its
     Subsidiaries are in compliance with the terms and conditions of all such
     Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material
     Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its
     Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to result in an unfavorable decision, ruling or finding that would result in a Material Adverse Effect.

          (xxv) Title to Property. The Company and its subsidiaries own no real property. All of the leases and subleases material to the business of the
     Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the
     Prospectus, are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which notice is reasonably likely to result in a
     Material Adverse Effect.

          (xxvi) Ownership and Chartering of Vessels. Each of the vessels described in the Registration Statement and the Prospectus as owned by a subsidiary of the Company is duly registered in the name of such subsidiary of the Company that owns such vessel under the laws and regulations and the flag of the nation or nations of its registration and no other action is necessary to establish and perfect such subsidiary's title to and interest in the vessel as against any charterer or third party, except in each case for such defects in ownership, registration or title as would not, individually or in the aggregate, reasonably be expected to result in a
     Material Adverse Effect; and all of the vessels described in the
     Registration Statement and the Prospectus as owned by a subsidiary of the
     Company are owned directly by such subsidiary of the Company free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement and such as do not interfere with the intended use to be made of such vessel as described in the Registration Statement and the Prospectus, and except in each case for such liens, claims, security interests or other encumbrances as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (xxvii) Investment Company Act or "PFIC" Status. The Company is not,
     and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the
     Prospectus, will not be (A) required to register as an "investment company"
     under the Investment Company Act of 1940, as amended (the "1940 Act") or a company controlled by an "investment company" or (B) a "passive foreign investment company" as such term is defined in the Internal Revenue Code of
     1986, as amended.

          (xxviii) Environmental Laws. Except as described in or contemplated by the Registration Statement and the Prospectus and except as reasonably would not be expected to, singly or in the aggregate, result in a Material
     Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold
     (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of
     Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the
     Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the
     Company or any of its subsidiaries relating to Hazardous Materials or any
     Environmental Laws.

          (xxix) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxxi) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any person related to or affiliated with the Company or any Subsidiary required to be described in the Registration Statement and the Prospectus which have not been described as required.

          (xxxiii) No Association with NASD. Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (b) Representations and Warranties by the Selling Shareholders. To the
extent set forth below, each Corporate Selling Shareholder, Officer Selling
Shareholder and Other Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of
Delivery, as of each such Date of Delivery, and agrees with each Underwriter, but only as to such Selling Shareholder, as follows:

          (i) Accurate Disclosure. Each Officer Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and, to the knowledge of such Officer Selling Shareholder, neither the Registration
     Statement nor the Prospectus nor, if applicable, any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Such Selling Shareholder has reviewed the information provided by such Selling Shareholder for inclusion in the Registration Statement and
     Prospectus under the caption "Principal and Selling Shareholders", and such information does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Selling Shareholder will provide immediate notice to the
     Company and the Underwriters if such information should then include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Authorization of this Agreement. With respect to each Corporate
     Selling Shareholder, this Agreement has been duly authorized, executed and delivered by or on behalf of such Corporate Selling Shareholder.

          (iv) Authorization of Power of Attorney and Custody Agreement. With
     respect to each Corporate Selling Shareholder, the Power of Attorney and
     Custody Agreement, in the form heretofore furnished to the Representatives
     (the "Power of Attorney and Custody Agreement"), has been duly authorized, executed and delivered by such Corporate Selling Shareholder and is the valid and binding agreement of such Corporate Selling Shareholder.

          (v) Noncontravention. With respect to each Corporate Selling
     Shareholder, the execution and delivery of this Agreement and the Power of
     Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of such Corporate Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Corporate
     Selling Shareholder is a party or by which such Corporate Selling
     Shareholder may be bound, or to which any of the property or assets of such
     Corporate Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Corporate Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Corporate Selling Shareholder or any of its properties, if (i) such conflict, breach, default, tax, lien, charge, encumbrance or violation would restrict the ability of such Corporate Selling Shareholder to make payments or distributions to the Company, in the form of dividends or otherwise and (ii) if the amount of such restricted payments or dividends, individually or in the aggregate, is material to the Company.

          (vi) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform
     Commercial Code as in effect in the State of New York (the "UCC").
     Certificates for all of the Securities to be sold by such Selling
     Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with [_________] (the "Custodian") with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (vii) Valid Title. Such Selling Shareholder has, and at the Closing
     Time (and, if any Option Securities are purchased, at the Date of Delivery)
     will have, valid title to the Securities to be sold by such Selling
     Shareholder free and clear of any adverse claim (as defined in Article 8 of the Uniform Commercial Code of the State of New York).

          (viii) Delivery of Securities. Upon the Underwriters' acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the
     Underwriters (assuming that no such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform
     Commercial Code, to such Securities) will acquire their respective interests in such Securities (including,

                                       10

     without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial
     Code.

          (ix) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required to be obtained by such Selling Shareholder for the performance by such Selling Shareholder of its obligations hereunder and in the Power of Attorney and Custody Agreement to sell and deliver such
     Selling Shareholder's Securities hereunder, except such as may have previously been made or obtained or as may be required under Bermuda law, the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xi) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common
     Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder, to any conversion of
     Common Shares into class B common shares, par value $0.01 per share, of the
     Company or to any transfer of Common Shares to or for the benefit of any member of such Selling Shareholder's family, to any employee of the Company or any subsidiary or affiliate of the Company or to any charity, provided that the transferee agrees to be bound by the provisions of this Section
     1(b)(x) and provided further that no filing by any party (whether transferor, transferee, distributor, distributee, donor or donee) under the
     Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer.

          (xii) No Association with NASD. Such Selling Shareholder does not directly, or indirectly through one or more intermediaries, control, and is not controlled by, or under common control with, and is not a person associated with (within the meaning of Article I (dd) of the By-laws of the
     National Association of Securities Dealers, Inc.), any member firm of the
     National Association of Securities Dealers, Inc.

     (c) Officer's Certificates. Any certificate signed by any officer of the
Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

                                       11

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the
Company and the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling
Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of
Initial Securities set forth in Schedule A opposite the name of such
Underwriter, plus any additional number of Initial Securities which such
Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [________] Common Shares, as set forth in
Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company, if any, and payable on the Initial Securities but not payable on the Option Securities.
The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the
Company and the Selling Shareholders setting forth the number of Option
Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the
Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the
Option Securities, (i) each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in
Schedule A opposite the name of such Underwriter bears to the total number of
Initial Securities, subject in each case to such adjustments as the
Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares, and (ii) the Company and each Selling
Shareholder, acting severally and not jointly, will sell that proportion of the total number of Option Securities then being sold which the number of Initial
Securities set forth on Schedule B opposite the name of the Company or such
Selling Shareholder bears to the total number of Initial Securities.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Seward
& Kissel LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company and the
Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of
Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling
Shareholders (such time and date of payment and delivery being herein called
"Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling
Shareholders.

                                       12

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank account(s) designated by the
Company and the Custodian pursuant to each Selling Shareholder's Power of
Attorney and Custody Agreement against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the
Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option
Securities, if any, which it has agreed to purchase. Merrill Lynch and
Jefferies, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial
Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of
Delivery, as the case may be, but such payment shall not relieve such
Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities
and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option
Securities, if any, will be made available for examination and packaging by the
Representatives in The City of New York not later than 10:00 A.M. (Eastern time)
on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The
Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the
Registration Statement shall become effective, or any supplement to the
Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration
Statement or of the receipt by the Company of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the
Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement
(including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or

                                       13

incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the
Underwriters will be substantially similar to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each
Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the
Prospectus is required to be delivered under the 1933 Act (the "Prospectus
Delivery Period"), such number of copies of the Prospectus (as supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially similar to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion by the
Underwriters of the distribution of the Securities as contemplated in this
Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection the completion by the Underwriters of the distribution of the Securities as contemplated in this Agreement and in the
Prospectus, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend the
Registration Statement or amend or supplement the Prospectus in order that the
Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or supplement the
Prospectus in order to comply with the requirements of the 1933 Act or the 1933
Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the
Prospectus comply with such requirements, and the Company will furnish to the
Underwriters such number of copies of such amendment or supplement as the
Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions
(domestic or foreign) as the Representatives reasonably may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule
462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) Rule 158. The Company will timely file such reports pursuant to the
1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section
11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under
"Use of Proceeds".

                                       14

     (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Shares on the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Share or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933
Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) give consent to any employee of the Company to sell Common
Shares that the employee has received under the Company's 2005 Equity Incentive
Plan. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares to be issued pursuant to the Company's Employee Share Purchase Plan or (D), the Common Shares issued and options granted to employees, and options granted to directors as disclosed in the Registration Statement and the Prospectus.

     (k) Reporting Requirements. The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Electronic Prospectus. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an "ELECTRONIC PROSPECTUS" to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term "ELECTRONIC PROSPECTUS" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the
Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Securities during the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic
Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the
Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any time prior to the completion by the Underwriters of the distribution of the Securities as contemplated in this Agreement and in the Prospectus, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration
Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the
Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling
Shareholders under this Agreement,

                                       15

including (i) the preparation, printing and filing of the Registration Statement
(including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's and Selling Shareholders' counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky
Survey and any supplement thereto, (v) the printing and delivery to the
Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the
Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers,
Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred by the Company in connection with the listing of the
Securities on the Nasdaq National Market.

     (b) Expenses of the Selling Shareholders. Each Selling Shareholder
severally will pay the fee payable to the Commission with respect to the registration of the Common Shares being sold by such Selling Shareholder and any stamp duties, capital duties and share transfer taxes, if any, payable upon the sale of such Selling Shareholder's Shares to the Underwriters.

     (c) Termination of Agreement. If this Agreement is terminated by the
Representatives in accordance with the provisions of Section 5, Section 9(a)(i)
or Section 11 hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement,
including any Rule 462(b) Registration Statement, has become effective and at
Closing Time no stop order suspending the effectiveness of the Registration
Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the
Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                                       16

     (b) Opinion of United States and New York Counsel for Company. At Closing
Time, the Representatives shall have received (i) the opinion, dated as of
Closing Time, of Gibson Dunn & Crutcher LLP, United States and New York counsel for the Company, substantially in the form set forth in Exhibit A-1 hereto and
(ii) a letter from Gibson, Dunn & Crutcher LLP substantially in the form set forth in Exhibit A-2 hereto.

     (c) Opinion of Special Bermuda Counsel for Company. At Closing Time, the
Representatives shall have received the opinion, dated as of Closing Time, of
Conyers Dill & Pearman, special Bermuda counsel for the Company, substantially in the form set forth in Exhibit B hereto.

     (d) Opinion of Marshall Islands Counsel for Company. At Closing Time, the
Representatives shall have received the opinion, dated as of Closing Time, of
Dennis J. Reeder, Marshall Islands counsel for the Company, substantially in the form set forth in Exhibit C hereto.

     (e) Opinion of Gibraltar Counsel for Company. At Closing Time, the
Representatives shall have received the favorable opinion, dated as of Closing
Time, of Massias & Partners, Gibraltar counsel for the Company, substantially in the form set forth in Exhibit D hereto.

     (f) Opinion of Panamanian Counsel for the Company. At Closing Time, the
Representatives shall have received the favorable opinion, dated as of Closing
Time, of Patton Moreno & Asvat, Panamanian counsel for the Company, substantially in the form set forth in Exhibit E hereto.

     (g) Opinion of Special Maritime Counsel for the Company. At Closing Time,
the Representatives shall have received the favorable opinion, dated as of
Closing Time, of Cardillo & Corbett, special maritime counsel for the Company, substantially in the form set forth in Exhibit F hereto.

     (h) Opinion of Larry Blatte, Esq., Executive Vice President of the Company.
At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Larry Blatte, Esq., Executive Vice President of the
Company, substantially in the form set forth in Exhibit G hereto.

     (i) Opinion of Counsel for the Selling Shareholders. At Closing Time, the
Representatives shall have received the opinion, dated as of Closing Time, of
Gibson Dunn & Crutcher LLP, counsel for the Selling Shareholders, substantially in the form set forth in Exhibit H hereto.

     (j) Opinion of Counsel for Underwriters. At Closing Time, the
Representatives shall have received the opinion, dated as of Closing Time, of
Seward & Kissel LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the
Company and its subsidiaries and certificates of public officials.

     (k) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material or prospective adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated by the
Prospectus, and the Representatives shall have received a certificate of the
President or a Vice President of the Company and of the chief financial or chief accounting officer

                                       17

of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to
Closing Time, and (iv) no stop order suspending the effectiveness of the
Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the
Commission.

     (l) Certificate of Selling Shareholders. At Closing Time, the
Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of such Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling
Shareholder has complied in all material respects with all agreements and all conditions on its or his part to be performed under this Agreement at or prior to Closing Time.

     (m) Accountant's Comfort Letter. At the time of the execution of this
Agreement, the Representatives shall have received from PricewaterhouseCoopers
LLP a letter dated such date, in form and substance satisfactory to the
Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (n) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing
Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (m) of this Section, except that the specified date referred to shall be a date not more than three business days prior to
Closing Time.

     (o) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     (p) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (q) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit I hereto signed by the persons listed on Schedule I hereto.

     (r) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (s) Conditions to Purchase of Option Securities. In the event that the
Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of
Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                                       18

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

          (ii) Certificate of Selling Shareholders. A certificate, dated such
     Date of Delivery, of an Attorney-in-Fact on behalf of each Selling
     Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(l) remains true and correct as of such Date of
     Delivery.

          (iii) Opinion of United States and New York Counsel for Company. The
     opinion and a letter of Gibson Dunn & Crutcher LLP, United States and New
     York counsel for the Company, dated such Date of Delivery, relating to the
     Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and letter required by Section 5(b) hereof.

          (iv) Opinion of Special Bermuda Counsel for Company. The opinion of
     Conyers Dill & Pearman, special Bermuda counsel for the Company, dated such
     Date of Delivery, relating to the Option Securities to be purchased on such
     Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) Opinion of Marshall Islands Counsel for Company. The favorable opinion of Dennis J. Reeder, Marshall Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such
     Date of Delivery, relating to the Option Securities to be purchased on such
     Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi) Opinion of Gibraltar Counsel for Company. The favorable opinion of Massias & Partner, Gibraltar counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of
     Delivery, relating to the Option Securities to be purchased on such Date of
     Delivery and otherwise to the same effect as the opinion required by
     Section 5(e) hereof.

          (viii) Opinion of Panamanian Counsel for Company. The favorable opinion of Patton Moreno & Asvat, Panamanian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such
     Date of Delivery, relating to the Option Securities to be purchased on such
     Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

          (ix) Opinion of Special Maritime Counsel for the Company. At Closing
     Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cardillo & Corbett, special maritime counsel for the
     Company, relating to the Option Securities to be purchased on such Date of
     Delivery and otherwise to the same effect as the opinion required by
     Section 5(g) hereof.

          (x) Opinion of Larry Blatte, Esq., Executive Vice President of the
     Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Larry Blatte, Esq.,
     Executive Vice President of the Company relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

                                       19

          (xi) Opinion of Counsel for the Selling Shareholders. The favorable opinion and a letter of Gibson Dunn & Crutcher LLP, counsel for the Selling
     Shareholders, dated such Date of Delivery, relating to the Option
     Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and letter required by Section 5(i) hereof.

          (xii) Opinion of Counsel for Underwriters. The favorable opinion of
     Seward & Kissel LLP, counsel for the Underwriters, dated such Date of
     Delivery, relating to the Option Securities to be purchased on such Date of
     Delivery and otherwise to the same effect as the opinion required by
     Section 5(j) hereof.

          (xiii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers
     LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(n) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of
     Delivery.

     (t) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the
Underwriters.

     (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this
Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling
Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1,
6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement
     (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                       20

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or of any claim referred to in clause (i)
     based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below)
     any such settlement is effected with the written consent of the Company;

          (iii) against any and all expense based upon any such untrue statement or omission, or any such alleged untrue statement or omission, as incurred
     (including the reasonable fees and disbursements of counsel chosen by the
     Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any
Underwriter through the Representatives expressly for use in the Registration
Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in subsection (b) below.

     (b) Indemnification of Underwriters by the Selling Shareholders. Each
Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information furnished to the Company by or on behalf of such Selling
Shareholder with respect to such Selling Shareholder expressly for use in the
Registration Statement (or any amendment thereto), including the Rule 430A
Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Selling Shareholders to the Company consists of the information set forth in the Prospectus under the caption "Principal and Selling
Shareholders."

     (c) Indemnification of Company, Directors and Officers and Selling
Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration
Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling
Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any supplement thereto). Each of the Company and each of the Selling Shareholders hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the
Registration Statement, any preliminary prospectus or the

                                       21

Prospectus (or any amendment or supplement thereto) are the names and addresses of the Underwriters set forth in the first table under the caption
"Underwriting" in the Prospectus and the statements included in (i) the fourth and fifth paragraph under the caption "Underwriting" and (ii) the first sentence under the sub-heading "Price Stabilization, Short Positions and Penalty Bids"
and third paragraph under such sub-heading as it relates to Underwriters'
representation or prediction.

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b)
above, counsel to the indemnified parties shall be selected by the
Representatives, and, in the case of parties indemnified pursuant to Section
6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel
(in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling
Shareholders with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, by the
Selling Shareholders and by the Underwriters from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Shareholders and of the
Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, by the Selling Shareholders and by the Underwriters in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth

                                       22

on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

     The relative fault of the Company, of the Selling Shareholders and of the
Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the
Company, by the Selling Shareholders or by the Underwriters and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such
Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     The respective obligations of the Selling Shareholders to contribute pursuant to this Section 7 are several in proportion to the number of Initial
Securities set forth opposite their respective names in Schedule B hereto and not joint. Notwithstanding the provisions of this Section 7, no Selling
Shareholder shall be required to contribute any amount in excess of the amount by which the price to the public shown on the cover page of the Prospectus multiplied by the number of Common Shares set forth opposite the name of such
Selling Shareholder in Schedule B exceeds the amount of any damages which such
Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an
Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the
Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial
Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the
Company and the Selling Shareholders with respect to contribution.

                                       23

     SECTION 8. Representations, Warranties and Agreements to Survive. All
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its
Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the
Securities.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this
Agreement or since the respective dates as of which information is given in the
Prospectus, any material or prospective adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated by the Prospectus or (ii) if there has occurred any material adverse change in the financial markets in the
United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the
Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock
Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by Federal, New York or Bermuda authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6,
7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement
(the "Defaulted Securities"), the Representatives shall have the right, within
24 hours thereafter, to make arrangements for one or more of the non-defaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs

                                       24

     after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting
Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing
Time, which does not result in a termination of the obligation of the
Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any
Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or
Prospectus or in any other documents or arrangements. As used herein, the term
"Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. Default by one or more of the Selling Shareholders or the
Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of
Delivery to sell and deliver the number of Securities which such Selling
Shareholder is obligated to sell hereunder, and the remaining Selling
Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the
Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any
Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the Representatives, the Company and the non-defaulting
Selling Shareholders shall have the right to postpone Closing Time or Date of
Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this
Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this
Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in
Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations
promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriters shall be directed to the Representatives at 4 World

                                       25

Financial Center, New York, New York 10080, attention of [General Counsel];
notices to the Company shall be directed to it at 612 East Grassy Sprain Road,
Yonkers, NY 10710, attention of the President and Chief Executive Officer; and
notices to the Selling Shareholders shall be directed to Lawrence A. Blatte,
Esq., 198 Harbor View North, Lawrence, NY 11559-1906.

     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and
their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the
Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 16. Consent to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or any court of the United States of America located in the County of New York (the "Specified Courts") and hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

     SECTION 17. Appointment of Agent for Service of Process. The Company hereby irrevocably designates, appoints and empowers CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any Specified Court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 17 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 17 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions,

                                       26

and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any transactions contemplated hereby brought in any Specified
Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The provisions of this Section 17 shall survive any termination of this
Agreement, in whole or in part.

     SECTION 18. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     SECTION 19. Foreign Taxes. All payments by the Company to any Underwriter hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Bermuda or the State of New York or any other jurisdiction in which the Company has an office or is resident from which payment is made or deemed to be made, excluding
(i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any
political subdivision of the United States or of the State of New York (all such non-excluded taxes, "Foreign Taxes"). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each
Underwriter an amount which, after deduction of all Foreign Taxes (including all
Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

     SECTION 20. Judgment Currency. The Company agrees to indemnify each
Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment
Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the such Underwriter is able to purchase
United States dollars with the amount of the Judgment Currency actually received by the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

                                       27

     SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS
OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                       28

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling
Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the
Company and the Selling Shareholders in accordance with its terms.

                                        Very truly yours,

                                        TBS INTERNATIONAL LIMITED

                                        By
                                           -------------------------------------
                                           Title:

                                           -------------------------------------

                                        By
                                           -------------------------------------
                                           As Attorney-in-Fact acting on behalf
                                           of the Selling Shareholders named in
                                           Schedules B-1, B-2 and B-3 hereto

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By
   ------------------------------------
           Authorized Signatory

JEFFERIES & COMPANY, INC.

By: JEFFERIES & COMPANY, INC.

By
   ------------------------------------
           Authorized Signatory

For themselves and as Representatives of the other Underwriters named in
Schedule A hereto.

                                       29

                                   SCHEDULE A

                                                                   Number of
Name of Underwriter                                           Initial Securities
-------------------                                           ------------------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated............................................
Jefferies & Company, Inc...................................
                                                              ------------------
   Total...................................................
                                                              ==================

                                     Sch A-1

                                  SCHEDULE B-1

                         CORPORATE SELLING SHAREHOLDERS

                                                             Number of
                                                   Initial Securities to be Sold
                                                   -----------------------------
TBS INTERNATIONAL LIMITED
[__________]
[__________]
[__________]
Total...........................................

                                   Sch B-1-1

                                  SCHEDULE B-2

                          OFFICER SELLING SHAREHOLDERS

                                   Sch B-2-1

                                  SCHEDULE B-3

                           OTHER SELLING SHAREHOLDERS

                                   Sch B-3-1

                                   SCHEDULE C

                            TBS INTERNATIONAL LIMITED
                              Class A Common Shares
                           (Par Value $0.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $____.

2. The purchase price per share for the Securities to be paid by the several
Underwriters shall be $____ , being an amount equal to the initial public offering price set forth above less $____ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company, if any, and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch C-1

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up

                                    Sch D-1

                                                                     Exhibit A-1

         FORM OF OPINION OF COMPANY'S UNITED STATES AND NEW YORK COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                      A-1

                                                                     EXHIBIT A-2

        FORM OF LETTER FROM COMPANY'S UNITED STATES AND NEW YORK COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                      A-2

                                                                       EXHIBIT B

             THE OPINION OF COMPANY'S SPECIAL BERMUDA COUNSEL TO BE
                       DELIVERED PURSUANT TO SECTION 5(c).

                                      B-1

                                                                       EXHIBIT C

              THE OPINION OF COMPANY'S MARSHALL ISLANDS COUNSEL TO
                     BE DELIVERIED PURSUANT TO SECTION 5(d).

                                      C-1

                                                                       EXHIBIT D

           THE OPINION OF COMPANY'S GIBRALTAR COUNSEL TO BE DELIVERIED
                            PURSUANT TO SECTION 5(e).

                                      D-1

                                                                       EXHIBIT E

          THE OPINION OF COMPANY'S PANAMANIAN COUNSEL TO BE DELIVERIED
                            PURSUANT TO SECTION 5(f).

                                      E-1

                                                                       EXHIBIT F

                THE OPINION OF COMPANY'S SPECIAL MARITIME COUNSEL
                   TO BE DELIVERIED PURSUANT TO SECTION 5(g).

                                      F-1

                                                                       EXHIBIT G

           THE OPINION OF LARRY BLATTE, ESQ., EXECUTIVE VICE PRESIDENT
           OF THE COMPANY, TO BE DELIVERIED PURSUANT TO SECTION 5(h).

                                      G-1

                                                                       EXHIBIT H

             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(i)

                                      H-1

                                                                       EXHIBIT I

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO
SECTION 5(Q)

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated,

JEFFERIES & COMPANY, INC.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement

C/O  MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED

4 World Financial Center
New York, New York 10080

     Re: Proposed Public Offering by TBS International Limited

Dear Sirs:

     The undersigned, a shareholder and/or an officer and/or director of TBS
International Limited, a Bermuda company (the "Company"), understands that
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch") and Jefferies & Company, Inc. ("Jefferies" and together with
Merrill Lynch, the "Representatives") propose to enter into a Underwriting
Agreement (the "Underwriting Agreement") with the Company and the Selling
Shareholders providing for the public offering of shares (the "Securities") of the Company's common shares, par value $0.01 per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, increase a "put equivalent position" or decrease a "call equivalent position" in the Securities, as such terms are defined and used in the rules and regulations of the Securities and Exchange Commission promulgated under Section
16 of the Securities Exchange Act of 1934, or otherwise dispose of or transfer any shares of the Company's Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or to any transfer of securities to or for the benefit of any member of such Selling
Shareholder's family, to any employee of the Company or any subsidiary or affiliate of the

                                      I-1

Company or to any charity, provided that the transferee agrees to be bound by the provisions of this letter agreement.

     Notwithstanding the foregoing, if:

     (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the
Company occurs; or

     (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

     The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section
12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

                                             Very truly yours,

                                             Signature:
                                                        ------------------------

                                             Print Name:
                                                         -----------------------

                                      I-2